UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 18, 2005
(Date of earliest event reported)

Offshore Logistics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31617	72-0679819
(Commission File Number)	(IRS Employer
Identification No.)
2000 W. Sam Houston Parkway South Suite 1700
Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

(713) 267-7600
(Registrant’s Telephone Number, Including Area Code)

224 Rue de Jean P.O. Box 5C, Lafayette, Louisiana 70505
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD.

        On August 19, 2005, Offshore Logistics, Inc. (the "Company") issued a press release, a copy of which has been furnished as Exhibit 99.1 to this Report.

Item 8.01. Other Events.

        On August 19, 2005, the Company confirmed that an accident occurred on August 18, 2005 that claimed the lives of two Air Logistics employees in the U.S. Gulf of Mexico. The aircraft, a single engine Bell helicopter, reportedly departed one production platform and was planning to land at a nearby platform when the accident occurred. The families of the employees involved have been notified and the Company is responding to the tragedy. In addition, the Company has notified the appropriate regulatory authorities, including the National Transportation Safety Board.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated August 19, 2005

Limitation on Incorporation by Reference.

        In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. In accordance with General Instruction B.6 of Form 8-K, the information set forth in Items 7.01 and 8.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2005

OFFSHORE LOGISTICS, INC. (Registrant) /s/ Brian C. Voegele —————————————— Brian C. Voegele Senior Vice-President, Chief Financial Officer, Secretary and Treasurer